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                                                                   EXHIBIT 21.01

                SILICON VALLEY RESEARCH, INC. AND SUBSIDIARIES

                        SUBSIDIARIES OF THE REGISTRANT

                                March 31, 1999


                                                                Percentages
                                             Organized Under      of Voting
                                                Laws of       Securities Owned
                                             ---------------  ----------------
Silicon Valley Research, Inc. (Registrant)      California            ---

   Subsidiaries:
   ------------
Silicon Valley Research, Inc. K.K.              Japan                  97%
Silicon Valley Research, Inc. - Asia Pacific    Taiwan                100%
Quality I.C. Corporation                        Texas                 100%



                 All of the above subsidiaries are included in Silicon Valley Research, Inc.'s Consolidated Financial Statements.